Exhibit 10.2

As of September 12, 2023

Loop Media, Inc.

2600 West Olive Avenue, Suite 5470

Burbank, CA 91505

Attn: Jon Niermann

Re: Pay-Off Letter

Dear Jon:

Reference is made to the following:

Secured Non-Revolving Line of Credit Loan Agreement for principal amount of up to $2,200,000, dated as of May 31, 2023 (as may be amended, restated, amended and restated, supplemented or modified from time to time, the “Loan Agreement”), between Loop Media, Inc., a Nevada corporation (“Borrower”) and Excel Family Partners, LLLP, a Florida limited liability limited partnership (“Lender”), and that certain $2,200,000 Secured Non-Revolving Line of Credit Promissory Note dated as of May 31, 2023 (the “Note”), issued by the Borrower to the Lender.

Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

Borrower has advised Lender that it intends to repay all amounts due and owing under the Loan Agreement as of September 12, 2023 (the “Computation Date”) and has requested that Lender confirm pay-off amounts for the amounts due and owing by Borrower to Lender under the Loan Agreement and other Loan Documents (such amounts, collectively, the “Obligations”).

The pay-off amounts for Borrower for all outstanding Obligations under the Loan Agreement and other Loan Documents as of the Computation Date is $2,266,733.34 (collectively, the “Pay-Off Amount”). The Pay-Off Amount shall be repaid by refinancing the Pay-Off Amount to be included as part of the obligations under that certain Secured Non-Revolving Line of Credit Loan Agreement, dated as of May 10, 2023 (the “Existing Loan Agreement”).

Subject to, and effective immediately upon receipt of the Line of Credit Advance Request, without further action on the part of the parties hereto, (i) the Loan Agreement, the Note and all Obligations thereunder shall be deemed terminated all without any further action being required to effectuate the foregoing, (ii) all security interests and other liens granted to or held for the benefit of the Lender as security for the Obligations shall be automatically satisfied in full, released and discharged and (iii) such Pay-Off Amount shall be deemed an outstanding obligation under the Existing Loan Agreement and shall be governed by the terms thereof.

This letter may be executed by any of the parties hereto on separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this letter by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

This letter shall be governed by the laws of the State of Florida and shall become effective only when signed by Lender and accepted by Borrower by its due execution in the space provided below.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

EXCEL FAMILY PARTNERS, LLLP
By: Fortress Holdings, LLC, its General Partner

By:	/s/ Bruce A. Cassidy, Sr.
Name: Bruce A. Cassidy, Sr.
Title: Manager

Acknowledged and Accepted:

LOOP MEDIA, INC.

By:	/s/ Jon Niermann
Name: Jon Niermann
Title: Chief Executive Officer